Exhibit 99.2

RYERSON INC.

JOSEPH T. RYERSON & SON, INC.

EXCHANGE OFFER

TO HOLDERS OF ITS

9% SENIOR SECURED NOTES DUE 2017

AND

11  1/4 % SENIOR NOTES DUE 2018

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated             , 2013 (the “Prospectus”), of Ryerson Inc. (“Ryerson”) and Joseph T. Ryerson & Son, Inc. (together with the Ryerson, the “Company”) under “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange:

—

up to $600,000,000 in principal amount of its 9% Senior Secured Notes due 2017 (the “Senior Secured Exchange Notes”) for any and all of its outstanding 9% Senior Secured Notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Secured Notes”); and

—

up to $300,000,000 in principal amount of its 11  1/4 % Senior Notes due 2018 (the “Senior Exchange Notes” and, together with the Senior Secured Exchange Notes, the “Exchange Notes”) for any and all of its outstanding 11  1/4 % Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Notes” and, together with the Original Senior Secured Notes, the “Original Notes”).

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent to:

Wells Fargo Bank, N.A.

(the “Exchange Agent”)

By Facsimile:

(612) 667-6282

Confirm by telephone:

(800) 344-5128

By Regular Mail or Overnight Courier:

Wells Fargo Bank, N.A.

MAC - N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

By Hand:

Wells Fargo Bank, N.A.

Northstar East Building - 12th floor

Corporate Trust Services

608 Second Avenue South

Minneapolis, MN 55402

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, Minnesota 55479

For information on other offices or agencies of the Exchange Agent where Original Notes may be presented for exchange, please call the telephone number listed above.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR AS INDICATED UPON CONTACTING THE EXCHANGE AGENT AT THE TELEPHONE NUMBER SET FORTH ABOVE, OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE OR AS INDICATED UPON CONTACTING THE EXCHANGE AGENT AT THE TELEPHONE NUMBER SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

Holders who wish to tender more than one series of Original Notes using the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal should complete separate Notices of Guaranteed Delivery for each of the Original Senior Secured Notes and Original Senior Notes.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes	Sign Here
Tendered:	Signature(s):

Certificate Nos.
(if available):
Please Print the Following Information
Total Principal Amount
Represented by Original Notes	Name(s):
Certificate(s):

Account Number:
Address(es):

Name(s) in which Original Notes
Registered:

Date: , 2013	Area Code and Tel. No(s):

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:             , 2013